                      REINSTATEMENT AND MODIFICATION OF THE
                 FOURTEENTH AMENDMENT AND FORBEARANCE AGREEMENT

         This Reinstatement and Modification of the Fourteenth Amendment and
Forbearance Agreement ("Agreement") is entered into as of March 11, 2003, between Atchison Casting Corporation, a Kansas corporation (the "Borrower"),
Harris Trust and Savings Bank ("Harris"), as Agent (Harris in such capacity being hereinafter referred to as the "Agent"), and each Bank currently party to the Credit Agreement hereinafter identified and defined (the term "Bank Group"
as used herein to mean each Bank now and from time to time hereafter party to the Credit Agreement and the Agent under the Credit Agreement for such Banks).

                                   BACKGROUND

          A. The Borrower, the Banks party thereto and the Agent entered into an
Amended and Restated Credit Agreement dated as of April 3, 1998 as the same has been amended, waived, or otherwise modified prior to the date hereof by various instruments and documents including without limitation that certain Fourteenth
Amendment and Forbearance Agreement dated as of October 17, 2002 (such Credit
Agreement, as the same has been amended, waived, or otherwise modified prior to the date hereof, being referred to herein as the "Credit Agreement" and such
Fourteenth Amendment, as amended prior to the date hereof, being referred to herein as the "Fourteenth Amendment"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the
Fourteenth Amendment.

          B. On December 13, 2002, a Standstill Termination occurred due to the failure to enter into an amendment to the Credit Agreement to implement financial covenants and covenants to protect the Bank Group against further deterioration in asset coverage or losses in business units or facilities and the occurrence of such Standstill Termination rendered ineffective the
Fourteenth Amendment.

          C. The Borrower has requested that the Bank Group reinstate the
Fourteenth Amendment and temporarily waive, or at least temporarily forbear from enforcing its rights and remedies with respect to, the Existing Defaults during the period (such period, as the same may be terminated earlier pursuant to the terms hereof, being hereinafter referred to as the "Standstill Period") ending on April 3, 2003 (the "Standstill Expiration Date"), on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, upon the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Bank Group agree as follows:

          1. Reinstatement and Forbearance. Subject to the terms and conditions of this Agreement, the Fourteenth Amendment is hereby reinstated and, unless and until a Standstill Termination occurs after the date hereof:

                   (a) credit shall remain available under and subject to the
         Credit Agreement as modified hereby to the Borrower; and

                   (b) the Bank Group will not enforce collection of the
         Obligations or enforce its Liens on the Collateral or exercise any other right or remedy available under the Loan Documents or otherwise against the Borrower or any Subsidiary by virtue of (i) the Existing
         Defaults and (ii) continued noncompliance with the covenants therein referenced.

          2. Amendments. Upon the satisfaction of the conditions precedent to effectiveness set forth in Paragraph 17 hereof, the Credit Agreement and the
Fourteenth Amendment are hereby amended as hereinafter set forth.

          3. Schedule I to Fourteenth Amendment. Schedule I to the Fourteenth
Amendment shall be amended and restated in its entirety to read as set forth on
Annex A hereto.

          4. Paragraph 6 of the Fourteenth Amendment, Paragraph 6 of the
Thirteenth Amendment, Paragraph 8 of the Twelfth Amendment, Paragraph 8 of the
Eleventh Amendment and Paragraph 9 of the Tenth Amendment are hereby amended in their entirety to read as follows:

                  Information. The Borrower and its Subsidiaries shall furnish to the Bank Group such information as any member of the Bank Group may reasonably request regarding the Borrower or any Subsidiary and its business, operations, and financial condition, as and when reasonably requested by any member of the Bank Group, and without any such request, the Borrower shall furnish to the Bank Group:

                           (a) as soon as available, and in any event no later
                  than 30 days after the close of each calendar month, (i) a consolidated balance sheet of the Borrower as at the close of such month and a consolidated and consolidating income
                  statement and consolidated and consolidating statement of cash flows of the Borrower for the month and for the fiscal
                  year-to-date then ended, each in the same form as the monthly financial statements currently furnished by the Borrower and
                  (ii) calculations of all financial covenants, each prepared in reasonable detail by the Borrower and its North American
                  Subsidiaries in a form acceptable to the Agent and certified by the Borrower's chief financial officer;

                           (b) as soon as available, and in any event no later
                  than 20 days after the close of each calendar month, a
                  Borrowing Base certificate showing the computation of the
                  Borrowing Base in reasonable detail as of the close of
                  business on the last day of such month, prepared by the
                  Borrower and certified to by its chief financial officer or such other officer acceptable to the Agent;

                                      -2-

                           (c) as soon as available, and in any event not later
                  than the 30th day of each calendar month, an inventory
                  certificate and an accounts receivable and accounts payable aging report, each prepared in reasonable detail by the
                  Borrower and its North American Subsidiaries in a form
                  acceptable to the Agent and certified to by the Borrower's chief financial officer;

                           (d) as soon as available, and in any event no later
                  than one week after the close of each fiscal month, a cash flow report (on a consolidated and consolidating basis) as of the close of business on the last day of such month showing actual performance and sales for such month and a cumulative variance (if any) for the month and for the forecast period from October 1, 2002 through the most recent month end,
                  prepared by the Borrower in reasonable detail and certified to by its chief financial officer or such other officer
                  acceptable to the Agent;

                           (e) as soon as available, and in any event no later
                  than the first Wednesday of each fiscal month, a 12-week cash flow projection (on a consolidated and consolidating basis)
                  for the Borrower and its North American Subsidiaries;

                           (f) as soon as available, and in any event no later
                  than the last Business Day of each week, a line item report for the prior week showing actual cash flow performance
                  compared to the Operating Period Budget (as defined in the
                  Cash Collateral Use Agreement) and sales reporting (on a
                  consolidated and consolidating basis and including a
                  cumulative report for the month through the week then ended), prepared by the Borrower in reasonable detail and certified to by its chief financial officer or such other officer
                  acceptable to the Agent;

                           (g) as soon as available, and in any event no later
                  than November 15, 2002, a copy of the detailed fiscal year
                  2003 plan for the Borrower prepared by Alvarez & Marsal,
                  including monthly cash flow projections, borrowing base
                  forecast and financial forecasts and a weekly cash budget for the following 13 weeks (the "A&M 2003 Plan");

                           (h) no later than November 15, 2002, an analysis of
                  its insurance claims (the "Insurance Claims") and an analysis of its accounting irregularity causes of action (the "Subject
                  Litigation"), including recommended strategic action plans, time lines, proposed budgets and estimated recovery ranges from the relevant experts retained by the Borrower with
                  respect to the Insurance Claims and

                                      -3-

                  the Subject Litigation and, promptly as developments occur, updates with regard thereto; (i) as soon as available, and in any event no later than the second and fourth Wednesday of each fiscal month, asset disposition progress reports;

                           (j) as soon as available, and in any event no later
                  than one Business Day after receipt by the Borrower, a copy of signed purchase orders for the production of bollards;

                           (k) as soon as available, and in any event no later
                  than the time periods set forth in the Credit Agreement, all other reports and financial information required to be
                  delivered by the Borrower under Section 7.6 of the Credit
                  Agreement;

                           (l) as soon as available, and in any event no later
                  than February 28, 2003, a final operating plan and cash
                  operating budget for Canadian Steel Foundries, Ltd. reasonably acceptable to the Required Banks; and

                           (m) as soon as available, and in any event no later
                  than February 28, 2003, a marketing plan for Empire Steel
                  Castings, Inc. ("Empire") that sets forth a disposition
                  strategy for Empire while in operation or idle with specific milestones reasonably acceptable to the Required Banks.

          5.    Paragraph 9 of the Fourteenth Amendment is hereby amended in its entirety to read as follows:

                    9. Mandatory Prepayments. The Borrower shall, on or prior to
         January 31, 2003, pay down the Obligations and the Teachers' Notes pro rata by not less than $4,000,000, and shall, on or prior to March 17,
         2003 (or such later date as shall be approved in writing by the
         Required Banks), pay down the Obligations and the Teachers' Notes pro rata by not less than an aggregate amount (including all payments made between the date hereof and January 31, 2003) of $11,000,000; provided, however, that net proceeds applied to the Obligations and the Teachers'
         Notes from the sale of Inverness shall not be included in determining the Borrower's compliance with this paragraph. Any reduction in the
         Obligations pursuant hereto shall be accompanied by a permanent reduction in the Commitments.

          6. Capital Expenditures. The Borrower shall not, nor shall it permit any Subsidiary to, expend or become obligated for capital expenditures (as defined by GAAP and which is calculated only with respect to the Borrower and its Subsidiaries' North American operations) in an aggregate amount, for each period commencing on July 1, 2002 and ending on a date set forth below, of not more than the amount set forth below immediately to the right of such period:

                                      -4-

                                             CAPITAL EXPENDITURES MUST NOT
            FOR PERIOD ENDED                            EXCEED:
           November 30, 2002                         $1,418,000
           December 31, 2002                         $1,651,000
           January 31, 2003                          $1,861,000
           February 28, 2003                         $2,147,000
           March 31, 2003                            $2,559,000

          7. Minimum Cumulative EBITDA. The Borrower shall maintain EBITDA
(which is calculated only with respect to the Borrower and its Subsidiaries'
North American operations excluding LaGrange Foundry, Inc., Canadian Steel
Foundries, Ltd., Empire Steel Castings, Inc., Kramer International, Inc. and
PrimeCast Inc. (now known as Kramer International, Inc.)) for each period commencing on July 1, 2002 and ending on a date set forth below at not less than the amount set forth below immediately to the right of such period:

                                              CUMULATIVE EBITDA MUST EQUAL OR
             FOR PERIOD ENDED                            EXCEED:
          November 30, 2002                           $5,232,000
          December 31, 2002                           $5,578,000
          January 31, 2003                            $6,285,000
          February 28, 2003                           $7,195,000
          March 31, 2003                              $8,157,000
          April 30, 2003                              $8,804,000

For purposes of computing the Borrower's compliance with this Paragraph, add backs to EBITDA for non-cash charges shall be net of any cash amounts subsequently paid for the cumulative period tested.

          8. Restructuring Charges. The Borrower shall not, nor shall it permit any North American Subsidiary to, expend or become obligated for legal and professional fees of the Borrower's advisors in connection with its restructuring activities in an aggregate amount, for each period commencing on
July 1, 2002 and ending on a date set forth below, of not more than the amount set forth below immediately to the right of such period:

                                                LEGAL AND RESTRUCTURING CHARGES
             FOR PERIOD ENDED                         MUST NOT EXCEED:
          November 30, 2002                           $1,150,000
          December 31, 2002                           $1,307,000
          January 31, 2003                            $1,496,000
          February 28, 2003                           $1,643,000
          March 31, 2003                              $1,798,000
          April 30, 2003                              $1,998,000

                                      -5-

          9. Deposit Accounts. The Borrower shall not at any time permit the aggregate amount of funds in its deposit accounts maintained with Exchange
National Bank to exceed $100,000. The Borrower shall not, nor shall it permit any Subsidiary to, maintain deposit accounts with any depository institution
(other than the Agent) unless such depository institution shall execute and deliver an account control agreement in form and substance satisfactory to the
Agent which provides, among other things, for such depository institution's agreement that it will comply with instructions originated by the Agent directing the disposition of the funds in the such account without further consent by the Borrower, or such Subsidiary, as the case may be; provided, however, that no such account control agreements need be delivered so long as the aggregate amount on deposit in such accounts does not at any time exceed
$300,000. No later than one week after the close of each fiscal month, the
Borrower's chief financial officer shall provide the Agent with a certificate demonstrating compliance with this paragraph.

         10. Additional Requirements Regarding Inverness Disposition. The
Borrower shall promptly provide to the Bank Group copies of all offering memoranda, letters of intent, purchase agreements, and other sales related documents and materials generated in connection with the marketing and sale of
Inverness. The Borrower shall comply in all respects with the time line for the disposition of Inverness delivered to the Agent on or about December 17, 2002.

         11. Empire Disposition. The Borrower has represented to the Banks that it intends to market the assets of Empire Steel Castings, Inc. ("Empire"). By no later than March 15, 2003, the Borrower shall have retained an investment banker or other third party reasonably acceptable to the Required Banks to assist the
Borrower in its plan to market and dispose of Empire. The Borrower shall use its reasonable efforts to consummate such sale on reasonably acceptable terms and shall provide to the Bank Group a time line for the marketing and sale of Empire
(which must be reasonably satisfactory to the Required Banks) by no later than
March 31, 2003. The Borrower's failure to provide such a time line to the Bank
Group by March 31, 2003 shall constitute an immediate Standstill Termination and the Borrower's failure to perform in accordance therewith shall, upon the
Required Banks' written notice to the Borrower, constitute a Standstill
Termination.

         12. Loan Documents Remain Effective. Except as expressly set forth in this Agreement, the Credit Documents remain unchanged and in full force and effect. Without limiting the foregoing, the Borrower and its Subsidiaries shall comply with all of the terms, conditions, and provisions of the Credit Documents as modified hereby except to the extent such compliance is irreconcilably inconsistent with the express provisions of this Agreement.

                                      -6-

         13. Acknowledgement of Debt; Acknowledgement of Liens. As of the date hereof, the following aggregate principal amounts are outstanding on the
Revolving Loans, Swing Loans and Letters of Credit:

                                                 AGGREGATE PRINCIPAL AMOUNT
                TYPE OF CREDIT:                         OUTSTANDING:

                Revolving Loans                        $52,302,414.24
                Swing Loans                                  $0
                Letters of Credit                       $9,145,955.00

The Borrower hereby confirms its promise to pay, and each Guarantor hereby confirms its guaranty of repayment of, the principal of and interest on the
Obligations in accordance with the terms of the Credit Agreement, as modified by this Agreement, without defense, set-off, counterclaim or reduction of any nature whatsoever. The Borrower represents there are currently no Events of
Default other than the Existing Defaults. The Borrower and each Guarantor hereby acknowledges and confirms that: (i) the Obligations will continue to be secured by Liens on all accounts, chattel paper, instruments, documents, general intangibles, investment property, deposits, inventory, equipment and substantially all other assets and properties of the Borrower and Guarantors'
pursuant to the mortgages, security agreements and other instruments and documents heretofore executed and delivered by the Borrower and the Guarantors to or for the benefit of the Bank Group; (ii) such mortgages, security agreements and other instruments and documents, and the rights and remedies of the Bank Group thereunder, the obligations of the Borrower and each Guarantor thereunder, and the Liens created and provided for thereunder, in each case remain in full force and effect and shall not be affected, impaired or discharged hereby; and (iii) nothing herein contained shall in any manner affect or impair the priority of the Liens and security interests created and provided for thereby as to the obligations which would be secured thereby prior to giving effect to this Agreement.

         14. Release. In consideration of the Required Banks' execution of this
Agreement and for other good and valuable consideration, receipt of which is hereby acknowledged, (x) the Borrower and each Guarantor hereby acknowledges that it has no defense, counterclaim, offset, cross-complaint, claim, or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of its liability to pay or perform any of the Obligations, or to pay or perform any of its other obligations with respect to any other loans or other extensions of credit or financial

                                      -7-

accommodations made available to or for its account by any one or more members of the Bank Group, or to seek affirmative relief or damages of any kind or nature from the Bank Group, and (y) the Borrower and each Guarantor does hereby fully, unconditionally, and irrevocably forever relieve, relinquish, release, waive, discharge, and hold harmless the Bank Group and each of its members and each of its members' current and former shareholders, directors, officers, employees, agents, attorneys, successors, and assigns of and from any and all claims, debts, actions, causes of action, liabilities, demands, obligations, promises, acts, agreements, costs, expenses (including but not limited to reasonable attorneys' fees) and damages of whatsoever kind and nature, whether now known or unknown, based upon, resulting from, arising out of, or in connection with loans or other extensions of credit or financial accommodations made by any one or more members of the Bank Group from time to time to or for the account of the Borrower or any Subsidiary, including, without limitation, any Loans made under, and Letters of Credit issued under, the Credit Agreement or in any way connected with or related to any other instrument or document executed or delivered in connection therewith and/or the administration or collection thereof and/or collateral therefor or guaranties thereof.

         15. No Waiver and Reservation of Rights. The Bank Group is not waiving the Existing Defaults, but is simply agreeing to forbear from exercising its rights with respect to the Existing Defaults to the extent expressly set forth in this Agreement. The Bank Group is not obligated in any way to continue beyond the Standstill Period to forbear from enforcing its rights or remedies, and the
Bank Group is entitled to act on the Existing Defaults after the occurrence of a
Standstill Termination as if such defaults had just occurred and the Standstill
Period had never existed. The Bank Group makes no representations as to what actions, if any, the Bank Group will take after the Standstill Period or upon the occurrence of any Standstill Termination, an Event of Default, or an event which with notice or lapse of time, or both, would constitute an Event of
Default, and the Bank Group must and does hereby specifically reserve any and all rights and remedies it has (after giving effect hereto) with respect to the
Existing Defaults and each other Event of Default that may occur.

         16. Integration. This Agreement is intended by the Bank Group as a final expression of its agreement as to the subject matter hereof and is intended as a complete and exclusive statement of the terms and conditions of that agreement.

         17. Effectiveness. This Agreement shall take effect upon the satisfaction of the following conditions:

         (a) the acceptance (without modification) by the Required Banks and the
Borrower in the spaces provided for that purpose below;

         (b) the execution by the Guarantors of the acknowledgment attached hereto;

         (c) the Obligors (as defined in the Cash Collateral Use Agreement) and the Requisite Lenders (as defined in the Cash Collateral Use Agreement) shall have executed and delivered to the Agent an amendment to the Cash Collateral Use
Agreement in form and substance satisfactory to the Agent;

         (d) the Borrower shall have delivered to the Bank Group a weekly cash flow budget for the period from the date hereof through and including April 3,
2003 and the same shall be satisfactory to the Required Banks; and

         (e) TIAA shall have reinstated its standstill agreement through April
3, 2003 in a manner reasonably acceptable to the Agent.

By its acceptance hereof, the Borrower and each Guarantor hereby represent that they have duly considered the consequences of this Agreement after consultation with counsel and such other advisors as each deems appropriate under the circumstances, each has the necessary power and

                                      -8-

authority to execute, deliver, and perform the undertakings contained herein, and that the same does bind each of them hereto.

         18. Submission to Jurisdiction; Waiver of Jury Trial. The Borrower and
each Guarantor hereby submits to the non-exclusive jurisdiction of the United
States District Court for the Northern District of Illinois and of any Illinois
State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. The Borrower and each Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE BORROWER, EACH GUARANTOR,
THE AGENT, AND EACH BANK HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY
JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY
OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         19. Miscellaneous. The Borrower shall pay all costs and expenses of the
Bank Group incurred in connection with the negotiation, preparation, execution, and delivery of this Agreement and the administration of the Loan Documents and the transactions contemplated thereby, including the reasonable fees and expenses of counsel to the Bank Group. This Agreement shall be governed by and construed in accordance with Illinois law (without regard to principles of conflicts of laws).

                                      -9-

         This Reinstatement and Modification of the Fourteenth Amendment and
Forbearance Agreement is entered into between the parties hereto as of the date and year first above written.

                                      ATCHISON CASTING CORPORATION

                                      By:  /s/ Kevin T. McDermed
                                         Name: Kevin T. McDermed
                                         Title: Vice Pres. & Treasurer

                                      HARRIS TRUST AND SAVINGS BANK, in its individual
                                         capacity as a Bank and as Agent

                                      By: /s/ Betzaida Ederlyi
                                      Title:  Vice President

                                      COMMERCE BANK, N.A.

                                      By: /s/ Dennis R. Block
                                      Title:  Senior Vice President

                                      US BANK NATIONAL ASSOCIATION (f/k/a Firstar Bank,
                                         N.A.), (f/k/a Firstar Bank, N.A. Overland park,
                                         f/k/a Firstar Bank Midwest, N.A., f/k/a
                                         Mercantile Bank)

                                      By:  /s/ Craig D. Buckley
                                      Title:   Vice President

                                      KEY BANK NATIONAL ASSOCIATION

                                      By:  /s/ Arthur E. Cutler
                                      Title:   Senior Vice President

                                      -10-

                                      COMERICA BANK

                                      By: /s/ Ernest M. Zarb
                                      Title:  Senior Vice President

                                      HIBERNIA NATIONAL BANK

                                      By:
                                      Title:___________________________________________________

                                      NATIONAL WESTMINSTER BANK PLC

                                      Nassau Branch

                                      By:
                                      Title:___________________________________________________

                                      New York Branch

                                      By:
                                      Title:___________________________________________________

                                      WELLS FARGO BANK,
                                         NATIONAL
                                         ASSOCIATION
                                         (successor by
                                         merger to Norwest
                                         Bank Minnesota,
                                         N.A.)

                                      By:
                                      Title:___________________________________________________

                                      -11-

                ANNEX A TO REINSTATEMENT AND MODIFICATION OF THE
                 FOURTEENTH AMENDMENT AND FORBEARANCE AGREEMENT

                                   SCHEDULE I
                                EXISTING DEFAULTS

          1. Noncompliance with minimum current ratio requirement set forth in
Section 7.15(a) of the Credit Agreement.

          2. Noncompliance with the minimum Stockholder's Equity requirement set forth in Section 7.15(b) of the Credit Agreement.

          3. Noncompliance with the maximum Consolidated Total Senior Debt to
Total Capitalization requirement set forth in Section 7.15 (c) of the Credit
Agreement.

          4. Noncompliance with the maximum Consolidated Total Senior Debt to
Total Capitalization ratio set forth in Section 7.15(d) of the Credit Agreement.

          5. Noncompliance with the minimum Fixed Charge Coverage Ratio set forth in Section 7.15(e) of the Credit Agreement.

          6. Noncompliance with the maximum Senior Debt to EBITDA ratio set forth in Section 7.15(f)(i) of the Credit Agreement.

          7. Noncompliance with the maximum Total Debt to EBITDA ratio set forth in Section 7.15(f)(ii) of the Credit Agreement.

          8. Noncompliance with Section 8.1(d) of the Credit Agreement resulting from a default under the indebtedness permitted by Section 7.16(b) of the Credit
Agreement.

          9. Noncompliance with Section 7.20 of the Credit Agreement resulting from the $1,000,000 intercompany advance made by the Borrower to Atchison
Casting UK Limited in August, 2001.

         10. Noncompliance with the minimum EBITDA requirement set forth in
Section 10 of Tenth Amendment and Forbearance Agreement.

         11. Noncompliance with the minimum cumulative EBITDA requirement set forth in Section 11 of Twelfth Amendment and Forbearance Agreement for the
months of February through June, 2002.

         12. Noncompliance with Section 8.1(d) of the Credit Agreement resulting from a default under the indebtedness permitted by Section 7.16(d) of the Credit
Agreement.

         13. Noncompliance with Section 8.1(d) of the Credit Agreement resulting from General Electric Capital Corporation's call of the Borrower's guarantee of
Fonderie d'Autun SA's lease obligations.

         14. Breach of representations and warranties reaffirmed under Section
6.2(c) of the Credit Agreement in connection with extensions of additional credit due to the noncompliance described above.

         15. Noncompliance with the minimum cumulative EBITDA requirement set forth in Section 9 of Thirteenth Amendment and Forbearance Agreement for the
period from July 1, 2002 through July 31, 2002 and for the period from July 1,
2002 through August 31, 2002.

        16. Noncompliance with Section 8(a) of the Fourteenth Amendment and
Forbearance Agreement.

        17. Noncompliance with Section 7.9 of the Credit Agreement by virtue of a lien in the amount of $27,125 on a deposit account of Quaker Alloy, Inc.

         18. Noncompliance with Section 9 of the Fourteenth Amendment and
Forbearance Agreement by virtue of its failure to pay down the Obligations and the Teachers' Notes pro rata by not less than an aggregate amount (including all payments made since October 17, 2002) of $11,000,000 by February 28, 2003.

                                       -2-

                     GUARANTOR'S ACKNOWLEDGMENT AND CONSENT

         Each of the undersigned has heretofore executed and delivered to the
Agent and each Bank a Guaranty Agreement. Each of the undersigned hereby consents to the Fourteenth Amendment and Forbearance Agreement as set forth above and confirms that its Guaranty Agreement and all of its respective obligations thereunder remain in full force and effect for the benefit of all the Obligations (as such term is defined in the Credit Agreement and in the
Guaranty Agreements, it being understood and agreed that as so defined, such term includes the Bridge Loans). Each of the undersigned also heretofore executed and delivered various Security Agreements. Each of the undersigned hereby acknowledges and agrees that the Liens created and provided for by each
Security Agreement continue to secure, among other things, the Obligations (as such term is defined in the Credit Agreement and in the Security Agreements, it
being understood and agreed that as so defined, such term includes the Bridge
Loans); and each Security Agreement and the rights and remedies of the Secured
Creditors thereunder, the obligations of each of the undersigned thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of liens and security interests created and provided for by the Security Agreements as to the indebtedness which would be secured thereby prior the giving effect to the
Fourteenth Amendment and Forbearance Agreement.

                                     AMITE FOUNDRY AND MACHINE, INC.
                                     PROSPECT FOUNDRY, INC.
                                     QUAKER ALLOY, INC.
                                     CANADIAN STEEL FOUNDRIES, LTD.
                                     KRAMER INTERNATIONAL, INC.
                                     EMPIRE STEEL CASTINGS, INC.
                                     LAGRANGE FOUNDRY INC.
                                     THE G&C FOUNDRY COMPANY
                                     LOS ANGELES DIE CASTING INC.
                                     CASTCAN STEEL LTD.
                                     CANADA ALLOY CASTINGS, LTD.
                                     PENNSYLVANIA STEEL FOUNDRY & MACHINE COMPANY
                                     SPRINGFIELD IRON CORP. (f/k/a Jahn Foundry Corp.)
                                     INVERNESS CASTINGS GROUP, INC.
                                     DU-WEL PRODUCTS, INC.
                                     DAVIS CASTING AND ASSEMBLY, INC.
                                     CLAREMONT FOUNDRY, INC.
                                     LONDON PRECISION MACHINE & TOOL LTD.

                                     By: /s/ Kevin T. McDermed
                                        Title:  Vice President

                                     PRIMECAST INCORPORATED

                                     By: /s/ William Jonas
                                        Title:  Vice President